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                                                                      EXHIBIT 23

            Consent of Independent Registered Public Accounting Firm


We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 333-64181) pertaining to the Health Care and Retirement Corporation Stock Option Plan for Outside Directors and the Stock Option Plan for Key Employees of Health Care and Retirement Corporation, the Registration Statement (Form S-8, No. 333-93575) pertaining to the Manor Care, Inc. Nonqualified Retirement Savings and Investment Plan of Manor Care, Inc., the Registration Statement (Form S-8, No. 333-102248) pertaining to the HCR Manor Care Stock Purchase and Retirement Savings 401(k) Plan of Manor Care, Inc., and the Registration Statement (Form S-8, No. 333-117647) pertaining to the Amendment and Restatement of The Equity Incentive Plan of Manor Care, Inc. of our reports dated February 4, 2005, with respect to the consolidated financial statements and schedule of Manor Care, Inc., Manor Care, Inc. management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Manor Care, Inc., included in the Annual Report (Form 10-K) for the year ended December 31, 2004.

                                                           /s/ Ernst & Young LLP

Toledo, Ohio
March 2, 2005